SECOND AMENDMENT TO THE EXPENSE LIMITATION AGREEMENT BETWEEN GPS FUNDS II AND
ASSETMARK, INC.

This Second Amendment is effective as of August 1, 2024, by and between GPS Funds II, a Delaware statutory trust (the “Trust”), on behalf of each of its series listed on Schedule A below (each, a “Fund” and collectively, the “Funds”), and AssetMark, Inc., a California corporation (the “Advisor”).

WHEREAS, the parties entered into an Expense Limitation Agreement (the Agreement”) dated April 1, 2018 and subsequently amended the Agreement on April 1, 2021; and

WHEREAS, the parties now wish to further amend the Agreement by amending Schedule A thereof;

NOW, THEREFORE, the parties agree as follows:

1.Schedule A to the Agreement is hereby deleted and replaced with the following:

	SCHEDULE A
Fund	Class	Expense	Original Effective	Original Termination
		Limit*	Date	Date
GuidePath® Growth Allocation Fund	Service	0.75%	August 1, 2024	July 31, 2025
GuidePath® Conservative Allocation Fund	Service	0.75%	August 1, 2024	July 31, 2025
GuidePath® Tactical Allocation Fund	Service	0.85%	August 1, 2024	July 31, 2025
GuidePath® Absolute Return Allocation Fund	Service	0.69%	August 1, 2024	July 31, 2025
GuidePath® Multi-Asset Income Allocation Fund	Service	0.85%	August 1, 2024	July 31, 2025
GuidePath® Flexible Income Allocation Fund	Service	0.80%	August 1, 2024	July 31, 2025
GuidePath® Managed Futures Strategy Fund	Service	1.65%	August 1, 2024	July 31, 2025
GuidePath® Conservative Income Fund	—	0.64%	August 1, 2024	July 31, 2025
GuidePath® Income Fund	—	0.79%	August 1, 2024	July 31, 2025
GuidePath® Growth and Income Fund	—	0.79%	August 1, 2024	July 31, 2025
* As an annual percentage of the Fund’s average daily net assets.

2.Except to the extent modified by this Amendment, the remaining provisions of the Agreement shall remain in full force and effect. In the event of a conflict between the provisions of the Agreement and those of this Amendment, this Amendment shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

ASSETMARK, INC.		GPS FUNDS II
By:	/s/ Carrie E. Hansen	By:	/s/ Carrie E. Hansen
Name & Title:	Carrie Hansen, COO	Name & Title:	Carrie Hansen, President